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                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on and as of , 1999 by and among (i) NETIA HOLDINGS S.A., (formerly R.P. Telekom S.A.), a company organized and existing under the laws of the Republic of Poland with its headquarters at ul. Poleczki 13, 02-822 Warsaw, Poland (the "Company"), (ii) DANKNER INVESTMENTS LIMITED, a public company incorporated under the laws of Israel ("Dankner"), (iii) TREFOIL CAPITAL INVESTORS L.P., a Delaware limited partnership ("Trefoil, (iv) SHAMROCK HOLDINGS, INC., a corporation organized under the laws of Texas ("Shamrock'), (v) GS CAPITAL PARTNERS L.P., a limited partnership organized under the laws of Delaware ("GSCP"), (vi) STONE STREET FUND 1994, L.P., a limited partnership organized under the laws of Delaware ("Stone Street"), (vii) BRIDGE STREET FUND 1994, L.P., a limited partnership organized under the laws of Delaware ("Bridge Street" and, together with GSCP and Stone Street, the "GSCP Entities"), (viii) TELIA AB (publ.), a company organized under the laws of the Kingdom of Sweden ("Telia") and (ix) (a) WARBURG, PINCUS EQUITY PARTNERS, L.P., a Delaware limited partnership ("WPEP"), (b) WARBURG, PINCUS VENTURES INTERNATIONAL, L.P., a Bermuda limited partnership ("WPVI"), (c) WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS 1, C.V., a Dutch limited partnership ("WPNE I"), (d) WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V., a Dutch limited partnership ("WPNE II") and (e) WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V., a Dutch Limited partnership ("WPNE 111" and, together with WPEP, WPVl, WPNE I and WPNE II, the "WP Entities" and each individually a "WP Entity"). Dankner, Trefoil, Shamrock, the GSCP Entities, Telia and the WP Entities (and their Permitted Assignees (as defined herein)) are collectively referred to as the "Holders" and each individually, a "Holder", and the Company and the Holders are collectively referred to as the "Parties" and each individually, a "Party."

AGREEMENT

1. DEFINITIONS

     "Commission" means the U.S. Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act.

     "Common Stock" means any and all common stock of the Company, of whatever series.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Initiating Holders" means any Holder or Holders of no less than five percent (5%) of the Common Stock (Shamrock and Trefoil to be treated as one Holder for such purposes, the GSCP Entities to be treated as one holder for such purposes and the WP Entities to be treated as one Holder for such purposes).



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     "Person" means any individual, company, trust, partnership, association, or other entity.

     "Registrable Securities" means (i) all shares of Common Stock and/or American Depositary Shares representing shares of Common Stock ("ADSs") now or hereafter held by the Holders (such common stock and ADSs collectively referred to herein as the "Stock"), (ii) any Common Stock issued as a dividend or other distribution with respect to or in replacement of the Stock and (iii) any Common Stock issued in any combination or subdivision of the Stock. In determining the amount of Common Stock held by any Holder, the sum of (i), (ii) and (iii) shall be used.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar U.S. federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. REGISTRATION RIGHTS

     2.1. Demand Registration.

     Upon the written request from any Initiating Holder ("Requesting Initiating Holder") that the Company effect any registration with respect to all or any portion of the Registrable Securities (other than a registration on Form F-3 or any related form of registration statement), the Company will:

          2.1.1. Promptly give written notice of the proposed registration to all other Holders holding Registrable Securities; and

          2.1.2. As soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file posteffective amendments, appropriate qualifications under foreign, blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act), as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder(s) joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company in accordance with the provisions of Section 2.2 hereof (such Holder(s) being referred to as "Participating Holders"); provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2. 1:

               (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) Prior to two hundred and seventy (270) days after the date hereof,

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               (iii) If the Initiating Holders propose to sell a number of shares of Registrable Securities at an aggregate offering price (after deduction for underwriter commissions and expenses) to the public of less than Five Million Dollars ($5,000,000);

               (iv) After the Company has effected two (2) such registrations pursuant to this Section 2.1 at the request of Telia, and one such registration pursuant to this Section 2.1 at the request of Dankner, and one (1) such registration pursuant to this Section 2.1 at the request of Shamrock and Trefoil, taken together, and one (1) such registration pursuant to this Section 2.1 at the request of the WP Entities, and each such registration has been declared or ordered effective; or

               (v) If the request is received by the Company less than one hundred and twenty (120) days following the effective date of any previous registration statement filed pursuant to a request made pursuant to this Section 2. L

               Subject to the foregoing clauses (i) through (v) and to Section
          2.1.5 (below), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request from the Requesting Initiating Holders.

          2.1.3. Underwriting. If the Requesting Initiating Holder(s) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1.1. The right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Requesting Initiating Holders and such Holder to the extent provided herein).

          2.1.4. Underwriting Agreement/Withdrawals. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement (an "Underwriting Agreement") in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment status (it being understood that the Company will not require any Requesting Initiating Holder or Participating Holder to make any representation, warranty or agreement in such Underwriting Agreement other than with respect to such Requesting Initiating Holder's or Participating Holder's ownership of the shares being registered and such Requesting Initiating Holder's or Participating Holder's intended method of disposition) with the underwriter or underwriters selected for such underwriting by a majority in interest of the Registrable Securities held by those Participating Holders participating in such registration and approved by the Company (such approval not to be

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     unreasonably withheld). The rights of the Requesting Initiating Holders and
     Participating Holders and the Company to participate in such registration shall be subject to the cutback provisions of Section 2.2-2. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          If any Holder owning Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Requesting Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Participating Holders the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section.

          2.1.5. Right to Delay a Demand Registration. If at the time of any request to register Registrable Securities pursuant to this Section, (i) the Company is preparing a registration statement for a public offering (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) which in fact is filed and becomes effective within ninety (90) days after the request, or (ii) the Company's supervisory board determines, in good faith, that effecting such a registration would require the Company to make public disclosure of information, the public disclosure of which would have a material adverse effect upon the Company, then the Company may at its option direct that such request be delayed, in the case of clause (i), for a period not in excess of one hundred and twenty (120) days from the effective date of such registration, such right to delay a request pursuant to clause (i) of this Section 2.1.5 to be exercised by the Company not more than once during the term of this Agreement or in the case of clause (ii), for a period not in excess of one hundred and twenty (120) days from the date of the request, such right to delay a request pursuant to clause (ii) of this Section 2.1.5 to be exercised by the Company not more than once in any twelve month period. Nothing in this section shall preclude a Holder of Registrable Securities from enjoying registration rights which it might otherwise possess under this Agreement.

          2.1.6. Certain Registrations not to be Counted. In the event that the transactions contemplated by the Underwriting Agreement executed in connection with a requested registration pursuant to Section 2.1 are not consummated due to a breach by the Company of any of its representations and warranties or obligations thereunder (it being understood that a failure to close due to changes in market conditions shall not constitute such a breach), such request for registration shall not be counted for purposes of Section 2.1.2.(iv). In addition, in the event that as a result of the application of limitations on the number of shares of Registrable Securities held by a Requesting Initiating Holder to be included in a registration, less than 50% of the shares of Registrable Securities that such Requesting Initiating Holder originally requested to be registered are actually registered, the Requesting Initiating Holder may elect to either
     (i) proceed with such registration, in
     which case such registration shall count for purposes of Section 2.1.2.(iv), or (ii) withdraw from such registration, in which case such registration shall not count for purposes of Section 2.1.2.(iv) but only if such Requesting Initiating Holder reimburses the Company for all Registration Expenses (as defined herein) incurred by the Company in connection with such registration.

     2.2. Piggyback Registration.

          2.2.1. The Company's Obligation to Register. If the Company at any time proposes to initiate a registration of its securities under the Securities Act on its own or upon request of any other persons (including any Requesting Initiating Holders) and thereafter registers any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which Registrable Securities cannot be included pursuant to Commission rule or practice), it will give written notice to all Holders of the outstanding Registrable Securities of its intention to do so (stating the intended method and terms of disposition of such securities, including a list of the jurisdictions in which the Company intends to qualify such securities). If such registration is proposed to be on a form which permits inclusion of the Registrable Securities, upon the written request from any Holder within twenty (20) days after transmittal by the Company to the Holders of such notice, the Company will, subject to the limits contained in this Section, use its best efforts to cause all such Registrable Securities of said Holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent requisite to permit such sale or other disposition by such Holders of the Registrable Securities so registered. The Holders' registration rights under this Section 2.2.1 shall be in addition to their rights under Section
     2. 1.

          2.2.2. Cutbacks. Notwithstanding any other provision of Section 2.1 or this Section 2.2, if the underwriter(s) managing the applicable registration determines that marketing factors require a limitation of the number of shares of Common Stock and Registrable Securities that may be included in such registration and so advises the Company and the Requesting Initiating Holders (if any) in writing, then the Company shall so advise all Participating Holders exercising their piggyback rights pursuant to Section and the number of shares of Common Stock and Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: (i) in the case of a registration initiated by the Company on its own, first to the Company and thereafter to the Participating Holders of such Registrable Securities pro rata based on the number of shares of Registrable Securities that such Participating Holders have requested to be included in such registration; and (h) in the case of a registration initiated by a Requesting Initiating Holder(s) pursuant to
     Section 2.1 or by another person having the right to demand such a registration, first to such Requesting Initiating Holder(s) (in the event there are more than one Requesting Initiating Holder, pro rata based on the number of shares of Registrable Securities that such Requesting Initiating Holders have demanded to be included in such registration) or to such other person as the case may be (but subject, in the event that such Requesting Holder is Dankner or Shamrock and Trefoil or any of the

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     GSCP Entities, to the provisions of Section 2.2.3 below), and thereafter to the Company (if the Company wishes to include any shares of Common Stock in such registration) and to the Participating Holders of such Registrable Securities pro rata based, in the case of the Company, on the number of shares of Common Stock that the Company wishes to include in such registration (but not more than the largest number of shares of Registrable Securities requested to be included in such registration by any Participating Holder), and in the case of Participating Holders, on the number of shares of Registrable Securities that such Participating Holders have requested to be included in such registration, respectively.

          2.2.3. The Parties acknowledge and agree that if either (i) Dankner or
     (ii) Shamrock and Trefoil (as one Holder) or (iii) any of the GSCP Entities, is the Requesting Initiating Holder of a registration under
     Section 2.1, then any of Dankner, Shamrock, Trefoil and the GSCP Entities shall also be treated as Requesting Initiating Holders (except for purposes of Section 2.1.2.(iv)) as to any shares they propose to include in such registration pursuant to this Section 2.2. In that event, the total number of shares includable in any such registration by Dankner, Shamrock, Trefoil and the GSCP Entities (and their respective assignees), determined as provided in clause 2.2.2 above, shall be allocated among such parties on the basis agreed to in writing by Dankner, Shamrock, Trefoil and the GSCP Entities.

     2.3. Form S-3.

          2.3.1. Obligation to Register. The Company shall use its best efforts to qualify for registration on Form S-3 (or comparable form for a foreign issuer). After the Company has qualified for the use of Form S-3, the Initiating Holders of Registrable Securities shall have the right to request registrations on Form S-3 thereafter, as the case may be (but the Holders, as a group, may not make more than three (3) such requests in any twelve (12) month period and no more than six (6) such request(s) in the aggregate) under this Section (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders), provided that the Company shall not be required to effect a registration pursuant to this Section unless (i) the Holder or Holders requesting registration propose to dispose of Registrable Securities which they reasonably anticipate will have an aggregate offering price (before deduction of underwriting discounts and expenses of sale) of at least One Million Dollars ($1,000,000), or (ii) the Company has initiated a proposed registration as described in Section 2. 1.

          2.3.2. Notice. The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.3 and shall permit such other holders to participate in the registration upon their request thereto given within twenty (20) days after receipt of such notice. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3, to the extent requested by the Holders thereof for purposes of disposition. The Company need not register shares on Form S-3 (or comparable form) in any jurisdiction in which the Company does not qualify to do business. If at the time of any request to register Registrable Securities pursuant to this

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     Section 2.3, (i) the Company is preparing a registration statement for a public offering (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) which in fact is filed and becomes effective within ninety
     (90) days after the request, or (ii) the Company's supervisory board determines, in good faith, that effecting such a registration would require the Company to make public disclosure of information, the public disclosure of which would have a material adverse effect upon the Company, then the Company may at its option direct that such request be delayed, in the case of clause (i), for a period not in excess of one hundred and twenty (120) days from the effective date of such registration, such right to delay a request pursuant to clause (i) of this Section 2.3.2 to be exercised by the Company not more than once during the term of this Agreement or in the case of clause (H), for a period not in excess of one hundred and twenty (120) days from the date of the request, such right to delay a request pursuant to clause (ii) of this Section 2.3.2 to be exercised by the Company not more than once in any twelve month period.

     2.4. Registration Procedures.

     If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          2.4.1. Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period provided in this Section;

          2.4.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Section;

          2.4.3. Furnish to each seller of Registered Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller and covered by such registration statement;

          2.4.4. Use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other United States, foreign or state blue sky laws of such jurisdictions as each seller or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign company in any jurisdiction wherein it is not so qualified or intends to be so qualified prior to the effective date of the applicable registration statement;

          2.4.5. Use its reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or market on which the Common Stock of the Company, if applicable, is then listed or quoted;

          2.4.6. Notify each seller of Registrable Securities and each underwriter under such registration statement as promptly as practicable at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as result of which, in the Company's reasonable judgment, the prospectus contained in such registration statement, as then in effect, would include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements, therein not misleading in light of the circumstances then existing;

          2.4.7. Before filing the registration statement or prospectus or amendments or supplements thereto, furnish to one counsel selected by a majority of the voting interests of the participating holders of Registrable Securities copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

          2.4.8. Furnish on the date the Registrable Securities are delivered to the underwriters for sale pursuant to such registration to each prospective seller a signed counterpart, addressed to the prospective seller, of (i) an opinion of counsel for the Company, dated such date stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to such registration as such underwriters reasonably may request; provided, however, that notwithstanding any other provision of this Section, the Company shall not in any event be required to use its best efforts to maintain the effectiveness of any such registration statement for a period in excess of one hundred eighty (I 80) days;

          2.4.9. (i) Make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and (iii) provide each seller and its counsel with the opportunity to participate in the preparation of such registration statement; and

          2.4.10. Enter into such agreements and take such other actions as the sellers of Registrable Securities and the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including but not limited to participating in road shows and other customary selling efforts.

     2.5. Registration Expenses.

     As used herein, "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Company; fees and disbursements of one counsel for all the selling shareholders of the Registrable Securities; blue sky fees and expenses; foreign securities laws fees and expenses; and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company); and "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sales thereunder. Except as specifically provided in Section 2.1.6, the Company will pay all Registration Expenses in connection with the registrations pursuant to Sections 2.1, 2.2 and 2.3, regardless of which Initiating Holders have requested registration pursuant to Sections 2.1 or 2.2. All Selling Expenses in connection with each registration pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company and the selling Holders pro rata in proportion to the Registrable Securities covered thereby being sold by them.

     2.6. Indemnification.

          2.6.1. Indemnification by the Company. In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each of the following parties: each seller of such securities; (ii) each underwriter (as defined in the Securities Act); (iii) each other Person who is an officer, director or partner of such seller or who participates in the offering of such securities; and (iv)each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person against any losses, claims, damages or liabilities, as incurred (collectively the "liability"), joint or several, to which such seller, underwriter, participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder or any foreign securities rules or regulations applicable to the Company in connection with any such registration, qualification or compliance, except as otherwise provided in Section 2.6.2 below. Except as otherwise provided in Section 2.6.4 below, the Company shall reimburse each such seller, underwriter, participating Person or such controlling Person in connection with investigating or defending any such liability, as such expenses are incurred; provided, however, that the Company shall not be liable to any seller, underwriters, participating Persons, or controlling Persons in any such case to the extent that any such liability arises out of or is based upon any statement or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Person to be specifically stated for use therein; the Company shall not be required to indemnify any Person against any liability arising from any untrue or alleged untrue or misleading statement or omission or alleged omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus and liability arises out of the failure of any Person to deliver a prospectus as required by the Securities Act. The indemnity provided for in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, underwriter, participating Person or controlling Person and shall survive transfer of such securities by such seller.

          2.6.2. Indemnification by Holders of Registrable Securities. Each Holder of any Registrable Securities shall, in the event of a Registration of any of its Registrable Securities under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, each underwriter and each other Person, if any, who controls the Company or such underwriter, against any liability, joint or several, as incurred, to which the Company, underwriter or any such director or officer or controlling person may become subject under the Securities Act or any other statute or at common law, in so far as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act at the request of such Holder pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that no Holder of Registrable Securities shall be required to indemnify any Person against any liability arising from any untrue or alleged untrue or misleading statement or omission or alleged omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus and liability arises out of the failure of any Person to deliver a prospectus as required by the Securities Act. Notwithstanding the above, the indemnification set forth in this Section 2.6.2 shall be given to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder and expressly stated for use therein. Such Holder shall reimburse the Company, such underwriter or such director, officer, or controlling person for any legal fees incurred in investigating or defending any such liability, as incurred; provided, that the obligations of such Holder of Registrable Securities for the indemnity hereunder shall be limited to the net proceeds received by such Holder of Registrable Securities from the sale of Registrable Securities covered by such registration statement and shall not extend to any settlement of claims related thereto without the express written consent of such Holder of Registrable Securities.

          2.6.3. Further Indemnity. Indemnification similar to that specified in Sections 2.6.1 and 2.6.2 shall be given by the Company and each Holder of any Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of the Common Stock under any federal, foreign or state law or regulation of governmental authority other than the Securities Act.

          2.6.4. Procedures, Rights to Separate Counsel. (i) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, unless there shall be a conflict of interest; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. The Indemnified Party shall also have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless either
     (A) in the reasonable opinion of counsel to the Indemnified Party, there are defenses available to the Indemnified Party that are not available to the Indemnifying Party or representation of the Indemnified Party by counsel for the Indemnifying Party would present a conflict of interest for such counsel, or (B) the Indemnifying Party fails to promptly defend, in which case the fees and expenses of such counsel for the Indemnified Party shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

               (ii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either
          (A) any Indemnified Party exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such cases, (B) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section or (C) the indemnification provided for by this Section is insufficient to hold harmless an Indemnified Party, other than by reason of the exceptions provided therein; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liability to which they may be subject (after contribution from others) (X) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other or (Y) if the allocation provided by clause (X) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relevant fault referred to in clause (X) above but also the relative benefits received by the Indemnifying Party and the Indemnified Party from the offering of the securities (taking into account the portion of the proceeds of the offering received by each such party) as well as the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No Person will be required to contribute any amount in excess of the proceeds received by such Person in respect of all such Registrable Securities offered and sold by it pursuant to such registration statement and no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

     2.7. Termination of Registration Rights.

     The rights to registration and the designation of Common Stock as Registrable Securities shall terminate as to any particular securities when such securities shall have been lawfully sold by the Holder thereof to the public pursuant to a registration statement or after a sale thereof pursuant to Rule 144.

     2.8. Compliance with Rule 144.

     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without registration, at all times ninety
(90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          2.8.1. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          2.8.2. Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          2.8.3. Furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

     2.9. Assignability of Registration Rights.

     The registration rights set forth in this Agreement are assignable by any Holder to each assignee (a "Permitted Assignee") of at least 33.3% of the Registrable Securities owned by such Holder on the date of this Agreement (appropriately adjusted for recapitalizations) who agrees in writing to be bound by the terms and conditions of this Agreement within ten (10) days of such assignment. The term "seller" as used in this Agreement refers to a Holder of the Registrable Securities selling such shares.

     2.10. Rights Which May not be Granted to Subsequent Investors.

     The Company shall not grant registration rights or enter into any registration rights agreement or similar agreement with any Person after the date hereof which are superior to the rights granted hereunder.

     2.11. Information by Holder.

     The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

     3. MISCELLANEOUS.

     3.1. Consent to Amendments.

     Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if it has obtained the written consent of each of the Holders. No course of dealing between the Company and any Holder or any delay in exercising any rights hereunder or under the Company's Articles of Incorporation will operate as a waiver of any rights of any such Holders.

     3.2. Successors and Assigns.

     Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     3.3. Severability.

     Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     3.4. Counterparts.

     This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

     3.5. Descriptive Headings.

     The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     3.6. Notices.

     All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or three (3) business days (including Saturday) if sent by first class certified mail, return receipt requested or the next business day if sent by facsimile, Express Mail, Federal Express or similar service, addressed as follows:

         The Company:

                  Netia Holdings S.A.

                  Netia Holdings S.A.
                  ul. Poleczki 13
                  02-822 Warsaw
                  Poland
                  Attn:  Meir Srebernik
                  Facsimile:  48 22 496435
                  Telephone:  48 22 492328
                  with a copy to:

                  Weil, Gotshal & Manges
                  One South Place
                  London EC2M 2WG
                  England
                  Attn:  William Sievers
                  Facsimile:  44 171 903 0990
                  Telephone:  44 171 903 1000

                  and to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10 1 53
                  U.S.A.
                  Attn:  Matthew Bloch
                  Facsimile:  1 212 310 8007
                  Telephone:  1 212 310 8000

         The Holders:

                  Telia AB

                  Business Area International
                  S-123 86 Farsta
                  Sweden
                  Attn:  Clas Hygrell, Vice President, Business Development
                  Facsimile:  46 8 713 3152
                  Telephone:  46 8 713 6053

                  With a copy to:

                  Telia AB, Legal Affairs
                  Attn:  Jan-Henrik Ahmell, Director, Legal Affairs
                  S-123 86 Farsta
                  Sweden
                  Facsimile:  46 8 94 64 70
                  Telephone:  46 8 713 6283

                  Dankner Investments Limited

                  5, Hashla Street
                  Tel Aviv
                  Israel 62283
                  Fax:  972-3-544 0999
                  Attn: Moshe Amoyel

                  GS Capital Partners, L.P.

                  85 Broad Street
                  New York, New York 10004
                  U.S.A.
                  Facsimile:  1 212 902 3000
                  Attn:  Eve Gerriets

                  With a copy to:

                  Goldman Sachs International Limited
                  Peterborough Court
                  133 Fleet Street
                  London EC4A 2BB
                  Facsimile:  44 171 774 4123
                  Telephone:  44 171 774 7900
                  Attn: Hughes Lepic

                  Shamrock Holdings, Inc.

                  4444 Lakeside Drive
                  Burbank, CA 91505
                  U.S.A.
                  Facsimile:  1 818 845 4675
                  Attn:  George J. Buchler

                  Trefoil Capital Investors L.P.

                  444 Lakeside Drive
                  P.O. Box 7774
                  Burbank, CA 91510-7774
                  U.S.A.
                  Facsimile:  1 818 842 3142
                  Attn:  Robert G. Moskowitz
                  Managing Director of Trefoil Investors, Inc.

                  Stone Street Fund 1994, L.P.

                  85 Broad Street
                  New York, New York 10004
                  Facsimile:  1 212 902 3000
                  Attn:  Eve Gerriets

                  Bridge Street Fund 1994, L.P.

                  85 Broad Street
                  New York, New York 10004

                  U.S.A.
                  Facsimile:  1 212 902 3000
                  Attn:  Eve Gerriets

                  The WP Entities

                  E.M. Warburg, Pincus & Co., LLC
                  466 Lexington Avenue
                  New York, New York 100 1 7
                  U.S.A.
                  Attention:  Stephen Distler
                  Facsimile:  1 212 878 9351
                  Telephone:  1 212 878 0600

                  with a copy to:

                  E.M. Warburg, Pincus & Co. International Ltd.
                  Almack House
                  28 King Street, St. James's
                  London SWIY 6QW
                  England
                  Attention:  Roberto Italia
                  Facsimile:  44 171 321 0881
                  Telephone:  44 171 306 0306

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019-6099
                  U.S.A.
                  Attention:  Peter H. Jakes
                  Facsimile:  1 212 728 8111
                  Telephone:  1 212 728 8230

     3.7. Governing Law, Consent to Service of Process.

     The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of New York, applicable to contracts made and to be performed entirely within the State of New York.

     3.8. Schedules and Exhibits.

     All schedules and exhibits are an integral part of this Agreement.

     3.9. Litigation Costs.

     Subject to Section 2.6, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     3.10. Specific Performance.

     Each Party's obligation under this Agreement is unique. If any Party should default in its obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting Party, in addition to any other available rights or remedies, may sue in equity for specific performance and the parties each expressly waive the defense that a remedy in damages will be adequate.

     3.11. Final Agreement.

     This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written.

     IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as an instrument under seal as of the day and year first above written.

                                        NETIA HOLDINGS S.A.

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________



                                        THE HOLDERS:

                                        TELIA AB (publ.)

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________



                                        DANKNER INVESTMENTS LIMITED

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________



                                        SHAMROCK HOLDINGS, INC.

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________

                                        TREFOIL CAPITAL INVESTORS L.P.

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________



                                        G.S. CAPITAL PARTNERS L.P.

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________



                                        STONE STREET FUND 1994, L.P.

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________



                                        BRIDGE STREET FUND 1994, L.P.

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________



                                        WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By  Warburg, Pincus & Co.,
                                        its General Partner

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: Partner

                                        WARBURG, PINCUS VENTURES
                                        INTERNATIONAL, L.P.

                                        By  Warburg, Pincus & Co.,
                                        its General Partner

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: Partner



                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS 1, C.V.

                                        By  Warburg, Pincus & Co.,
                                        its General Partner

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: Partner



                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS II, C.V.

                                        By  Warburg, Pincus & Co.,
                                        its General Partner

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: Partner